As Filed with the Securities and Exchange Commission on May 15, 1997
                                          Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            Colonial Properties Trust
             (Exact name of Registrant as specified in its charter)

     Alabama                                             59-7007599
 (State or other                                        (IRS Employer
 jurisdiction of                                       Identification
 incorporation or        2101 Sixth Avenue North           Number)
  organization)                 Suite 750
                            Birmingham, Alabama 35202
                                 (205) 250-8700
                         (Address of Principal Executive
                               Offices) (Zip Code)

 Colonial Properties Trust Employee Share Option and Restricted Share
                                      Plan
   Colonial Properties Trust Non-Employee Trustee Share Option Plan
                            (Full title of the plans)

                                Thomas H. Lowder
                      President and Chief Executive Officer
                            Colonial Properties Trust
                             2101 Sixth Avenue North
                                    Suite 750
                            Birmingham, Alabama 35202
                     (Name and address of agent for service)

                            (202) 250-8700
    (Telephone number, including area code, of agent for service)
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                                    Copy to:
                                   Alan L. Dye
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600
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                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------============
     Title of   Amount to be  Proposed       Proposed       Amount of
    securities  registered    maximum        maximum        registration
     to be                    offering       aggregate      fee
   registered                 price per      offering price
                              share (1)      (1)
----------------------------------------------------------============
Common shares of
benefi-            375,000      $ 26.94  $ 10,102,500.0    $ 3,061.36
cial interest,
par value $.01
per share
----------------------------------------------------------============
(1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices per share of the common shares of beneficial interest of Colonial Properties Trust, par value $.01 per share, on May 8, 1997, as reported on the New York Stock Exchange.

This Registration Statement incorporates by reference the information contained in the earlier registration statement relating to the Colonial Properties Trust Employee Share Option and Restricted Share Plan and the Colonial Properties Trust Non-Employee Trustee Share Option Plan, filed on September 29, 1994, Registration No. 33-84510.

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                         The Exhibit Index is on Page 3.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on April 24, 1997.


                                  Colonial Properties Trust



                                  By:  /s/ Thomas H Lowder
                                      Thomas H. Lowder
                                      President, Chief Executive
                                      Officer and Chairman of the
                                      Board


                                POWER OF ATTORNEY

           We, the undersigned trustees and officers of Colonial Properties Trust, do hereby constitute and appoint Thomas H. Lowder and Douglas B. Nunnelley, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       SIGNATURE                  TITLE                           DATE



/s/ Thomas H. Lowder   President, Chief Executive Officer     April 24, 1997
Thomas H. Lowder        and Chairman of the Board
                          (Principal Executive Officer)



/s/ Douglas B. Nunnelley  Senior Vice President and           April 24, 1997
Douglas B. Nunnelley      Chief Financial Officer
                          (Principal Financial Officer)

/s/ Kenneth E. Howell        Vice President and Controller    April 24, 1997
Kenneth E. Howell            (Principal Accounting Officer)



/s/ James K. Lowder          Trustee                          April 24, 1997
James K. Lowder



/s/ Carl F. Bailey           Trustee                          April 24, 1997
Carl F. Bailey



/s/ M. Miller Gorrie         Trustee                          April 24, 1997
M. Miller Gorrie



/s/ Donald T. Senterfitt     Trustee                          April 24, 1997
Donald T. Senterfitt



/s/ Claude B. Nielsen        Trustee                          April 24, 1997
Claude B. Nielsen



/s/ Harold W. Ripps          Trustee                          April 24, 1997
Harold W. Ripps



/s/ Herbert A. Meisler       Trustee                          April 24, 1997
Herbert A. Meisler

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                                  EXHIBIT INDEX
===================================================================

Exhibit
Number                       Description

5        Opinion of Hogan & Hartson L.L.P.

15 Letter from Coopers & Lybrand L.L.P. regarding unaudited interim financial information.

23.1 Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5).

23.2     Consent of Coopers & Lybrand L.L.P.

24 Power of Attorney (included as part of signature page).

99.1     Colonial Properties Trust Amended Employee Share
         Option and Restricted Share Plan.

99.2     Colonial Properties Trust Amended Non-Employee
         Trustee Share Option Plan.